Consent of Independent Public Accountants

As independent public accountants, we hereby consent to the use of our report on Pioneer Money Market Trust dated February 15, 2002(and to all references to our firm) included in or made a part of Pioneer Money Market Trust's Post-Effective Amendment Number 23 and Amendment Number 24 to Registration Statement File Nos. 33-13179 and 811-05099, respectively).


                                        /s/_____________________
                                        Arthur Andersen LLP

Boston, Massachusetts
February 27, 2002